i.	The Board of Trustees
of E.I.I. Realty Securities
Trust (the Trust),
upon the
recommendation of the
Audit Committee,
approved the
replacement of Ernst &
Young LLP (EY) as the
independent registered
public accounting firm
of the Trust and
appointed Cohen &
Company, Ltd.
(Cohen) effective
September 8, 2016,
subject to the
negotiation of a
satisfactory fee
arrangement and the
conditions imposed by
Section 32(a) of the
1940 Act.
ii.	EYs report on the
Trusts financial
statements as of and
for the two most recent
fiscal years did not
contain an adverse
opinion or disclaimer of
opinion and were not
qualified or modified as
to uncertainties, audit
scope or accounting
principles. During such
fiscal periods, and
during the period from
the end of the most
recently completed
fiscal year through
February 28, 2017,
there were no: (1)
disagreements between
the Trust and EY on any
matters of accounting
principles or practices,
financial statement
disclosure, or auditing
scope or procedure
which disagreements, if
not resolved to EYs
satisfaction, would
have caused EY to make
reference to the subject
matter of the
disagreements in
connection with their
reports on the financial
statements for such
years, or (2) reportable
events of the kind
described in Item
304(a)(1)(v) of
Regulation S -K under
the Securities Exchange
Act of 1934.

iii.	The Trust has provided
EY with a copy of this
disclosure and has
requested EY to furnish
the Trust with a letter
addressed to the
Securities and Exchange
Commission stating
whether it agrees with
the statements made
by the Trust herein,
and, if not, detailing the
particular statements
with which is does
agree. A copy of such
letter, dated March 1,
2017, is filed as an
exhibit to this Form N-
SAR.